Global Real Estate Investments Fund

NUMBER
0000000

SEE REVERSE FOR
CERTAIN DEFINITIONS

Account #

ORGANIZED UNDER THE LAWS OF THE STATE OF DELAWARE

SHARES
000

CUSIP

This certifies that SHAREHOLDER 1 &
SHAREHOLDER 2 JTWROS is the owner of

- - - - XXXXXXXXXXXXXXXXXX - - - -

FULLY PAID AND NON-ASSESSABLE SHARES OF THE CAPITAL STOCK. NO PAR VALUE PER SHARE OF

Global Real Estate Investments Fund

Legal language here
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COUNTERSIGNED: USBancorp Fund Services, LLC
TRANSFER AGENT

BY

AUTHORIZED SIGNATURE

Seal here

SECRETARY

PRESIDENT

Dated: xx/xx/2009